Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Mezey Howarth Racing Stables, Inc.

We hereby consent to the inclusion in this Registration Statement on Amendemnt No. 2 of  form SB-2 for Mezey Howarth Racing Stables, Inc., of our report relating to the consolidated financial statements of Mezey Howarth Racing Stables as of March 19, 2007 and for the period from inception to March 19, 2007.  We also consent to the reference to our firm under the caption "Experts".

/s/ McKennon Wilson & Morgan, LLP

Irvine, California
September 4, 2007